Exhibit 99.1

Arcadia Biosciences (RKDA) Names Stan Jacot as CEO

Transformational change leader and CPG veteran brings 30 years of experience building high-functioning teams, driving organizational growth

DAVIS, Calif. (February 2, 2022) – Arcadia Biosciences, Inc.® (Nasdaq: RKDA), a producer and marketer of innovative, plant-based health and wellness products, has appointed veteran consumer goods leader Stan Jacot as chief executive officer, effective today.

Jacot holds an impressive track record of implementing transformational business strategies and profitably driving growth, most recently at Jane’s Dough Foods where he achieved a double-digit compound annual growth rate during his six-year tenure. Previously, Jacot held senior marketing and operations roles at Mission Foods, Borden Dairy Company, ConAgra Foods and Kellogg Company across the U.S. and Canada.

“There’s a clear opportunity to grow Arcadia’s brands while improving the lives of consumers through our portfolio of better-for-you products,” said Jacot. “Now is an exciting time to join the organization, as we prepare for the launch of GoodWheat™ pasta. The food we eat plays a significant role in our collective health, and I look forward to positively impacting the wellbeing of countless consumers through this revolutionary new line of pastas from the next generation of wheat – our GoodWheat.”

Jacot was selected as CEO by Arcadia’s board of directors after a nationwide search. The role was previously held by Matt Plavan from 2019 until his departure this past December, at which time Chairman of the Board, Kevin Comcowich, was appointed to the position on an interim basis.

“Stan has built an impressive career developing organizations and strategies to drive aggressive growth for existing and emerging better-for-you consumer brands,” said Comcowich. “As we continue to transform Arcadia, we are thrilled to have him on board to lead the organization through its next phase of growth.”

In connection with the appointment, Arcadia granted Jacot an inducement stock option to purchase a total of 316,108 shares of its common stock. The stock option was granted outside of Arcadia’s 2015 Omnibus Equity Incentive Plan (but under the same terms) and was material to Jacot’s acceptance of employment with Arcadia. The inducement grant was made and approved in accordance with Nasdaq Listing Rule 5635(c)(4). The stock option was issued upon his commencement of employment (the grant date), and has an exercise price per share of $0.91, which was the closing price of Arcadia’s common stock on the grant date. The stock option has a term of ten years and vests over four years, with 25 percent of the shares subject to the stock option vesting on the first anniversary of Jacot’s employment, and an additional 1/48th of the shares vesting each month thereafter, subject to his continued service through the vesting dates.

About Arcadia Biosciences, Inc.

With origins as a trailblazing developer of science-based approaches to enhancing the quality and nutritional value of crops and food ingredients, Arcadia Biosciences (Nasdaq: RKDA) has transformed to become a producer of innovative, plant-based food, beverage and body care products, including GoodWheat™, Zola® coconut water, Soul SpringTM, ProVaultTM and Saavy Naturals®. The company’s impressive health and wellness portfolio is designed to deliver a positive impact on consumers’ daily lives across an array of product categories. For more information, visit www.arcadiabio.com.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the launch of GoodWheat pasta and the growth of the Company’s brands. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to, the risks set forth in Arcadia’s Annual Report on Form 10-K for the year ended December 31, 2020 and other filings. These forward-looking statements speak only as of the date hereof, and Arcadia Biosciences, Inc. disclaims any obligation to update these forward-looking statements.

Press Contacts:

Marie Espinel or Hannah Arnold

The LAKPR Group

mespinel@lakpr.com or harnold@lakpr.com

Investor Contact:

Pam Haley

Chief Financial Officer

ir@arcadiabio.com

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